
                                  NSAR ITEM 77O

                                VKAC Harbor Fund
                               10f-3 Transactions

  Underwriting #                Underwriting                   Purchased From       Amount of shares     % of         Date of
                                                                                       Purchased      Underwriting    Purchase


         1                     Western Digital                 Goldman Sachs          4,000,000          0.355%       02/11/98
         2                     Western Digital              Salomon Smith Barney      2,720,000          0.241%       02/11/98
         3            Equity Corporation International         Merrill Lynch          4,260,000          3.408%       02/19/98
         4                   Whole Foods Market                BT Alex Brown         16,019,000          5.966%       02/25/98
         5              El Paso Energy Capital Trust        Donaldson, Lufkin &         135,750          2.263%       03/12/98
                                                                  Jenrette
         6              WinStar Communications, Inc.            First Boston             85,800          2.145%       03/12/98
         7                 Healthsouth Corporation          Salomon Smith Barney      6,000,000          1.200%       03/17/98
         8                  Swiss Life Insurance                SBC Warburg           1,000,000          0.200%       04/08/98
                                     MS
         9            Chesapeake Energy Corp. Cvt.Pfd.      Donaldson, Lufkin &          76,800          1.920%       04/17/98
                                     MS                           Jenrette
        10               Pride International, Inc.         Salomon Smith Barney      11,123,000          2.175%       04/21/98
        11                   Texas Industires                  SBC Warburg               85,000          2.125%       06/02/98
        12             General Growth Properties, Inc.        Lehman Brothers           102,400          0.853%       06/05/98
        13                     Media One Group                  Lehman Bros.             64,200          0.247%       07/30/98
                                     MS                        Goldman Sachs

        14                        NTL Inc.                          DLJ               4,300,000          0.860%       12/11/98
                                                               Goldman Sachs
                                                               BT Alex Brown
                                                              Chase Securities
        15                     At Home Network                 Merrill Lynch          6,840,000          1.800%       12/21/98
                                     MS                        Goldman Sachs


Other Firms participating in Underwriting:

Underwriting for #1 & 2

Morgan Stanley Dean Witter

Underwriting for #3

ABN AMRO Incorporated
Morgan Stanley & Co. Incorporated

Underwriting for #4

Morgan Stanley Dean Witter

Underwriting for #6

Salomon Smith Barney
Morgan Stanley Dean Witter
NationsBanc Montgomery Securities LLC

Underwriting for #7

Bear, Stearns & Co. Inc.
Cowen & Company
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
PaineWebber Incorporated

Underwriting for # 8

SBC Warburg Dillon Read
J.P. Morgan Securities Ltd.
Union Bank of Switzerland

Underwriting for #9

Donaldson, Lufkin & Jenrette
Bear, Stearns & Co. Inc.
Lehman Brothers
J.P. Morgan & Co.
Morgan Stanley Dean Witter

Underwriting for #10
Morgan Stanley & Co. Incorporated

Underwriting for #12

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
SBC Warburg Dillon Read Inc.
UBS Securities LLC
BancAmerica Robertson Stephens
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Advest, Inc.
Dain Rauscher Wessels
Fahnestock & Co. Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
First of Michigan Corporation
Legg Mason Wood Walker, Incorporated
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company Incorporated
The Robinston-Humphrey Company, LLC

Underwriting for #12 (con't)

Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wheat First Securities, Inc.


Underwriting for #13

Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
BT Alex Brown
CIBC Oppenheimer Corp.
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Paine Webber Incorporated
Prudential Securities Incorporated
Advest, Inc.
Robert W. Baird & Co. Incorporated
Dain Rauscher Wessels
D.A. Davidson & Co. Incorporated
Fahnestock & Co. Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Incorporated
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Ragen Mac Kenzie Incorporated
Raymond James & Associates, Inc.
Muriel Siebert & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wheat First Securities, Inc.


Underwriting for #14

Goldman Sachs
BT Alex Brown
Chase Securities


Underwriting for #15

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.